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                                                                     EXHIBIT 8.1

                              KATTEN MUCHIN & ZAVIS
                             525 WEST MONROE STREET
                                   SUITE 1600
                             CHICAGO, IL 60661-3693
                                 (312) 902-5200

                               September 21, 1999

The Dennis Fund Limited Partnership
c/o Kenmar Advisory Corp.
Two American Lane
P.O. Box 5150
Greenwich, CT 06831-8150

         Re:   Registration Statement on Form 10

Ladies and Gentlemen:

         We have acted as counsel for The Dennis Fund Limited Partnership, a Connecticut limited partnership (the "Partnership"), in connection with the registration under the Securities Exchange Act of 1934, as amended, of units of limited partnership interest (the "Units").

         In rendering the opinions expressed herein, we have examined the Registration Statement on Form 10 (the "Registration Statement") and the Limited Partnership Agreement of The Dennis Fund Limited Partnership, dated June 18, 1996 and as amended December 15, 1997. We have also examined such other records, documents and instruments as we have deemed necessary for purposes of this opinion.

         In rendering this opinion letter, as to questions of fact material to this opinion, we have relied to the extent we have deemed such reliance appropriate, without investigation, on certificates and other communications from public officials and from the Partnership's General Partner.

         In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. In making our examination of documents executed by parties other than the Partnership, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof.

         Based upon and subject to the foregoing, and subject to the penultimate paragraph of this letter, it is our opinion that the description of federal income tax consequences appearing under the heading "Income Tax Aspects" contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in the Units, is accurate in all material respects with respect to those tax consequences which are discussed.



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The Dennis Fund Limited Partnership
September 21, 1999
Page 2


         Our opinions represent our best judgment regarding the application of federal income tax laws arising under the Internal Revenue Code of 1986, as amended; existing judicial decisions; administrative regulations; and published rulings and procedures. No opinion is expressed as to any transaction undertaken by the Partnership that is not described in the Registration Statement. We do not express any opinion herein concerning any other law. In addition, we express no opinion concerning any statutes, ordinances, administrative decisions, rules or regulations of any county, town, municipality or special political subdivision (whether created or enabled through legislative action at the federal, state or regional level). This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention. This opinion is solely for the information of the addressee hereof and is not to be quoted in whole or in part or otherwise referred to, nor is it to be filed with any governmental agency or any other person, without our prior written consent. No one other than the addressee hereof is entitled to rely on this opinion. This opinion is rendered solely for purposes of the transactions described in the Registration Statement and should not be relied on for any other purpose.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement without admitting that we are "persons" within the meaning of Section 7(a) or 11(a)(4) of the Securities Act of 1933, as amended, or "experts" within the meaning of Section 11 thereof with respect to any portion of the Registration Statement.


                                                           Very truly yours,

                                                           KATTEN MUCHIN & ZAVIS